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                                                                   EXHIBIT 10.12

                           KNOW-HOW LICENSE AGREEMENT

         This KNOW-HOW LICENSE AGREEMENT (this "Agreement"), dated December 5, 2003, (the "Effective Date") is made and entered into by and between N.V. Nutricia, a company organized under the laws of The Netherlands (hereinafter the "Licensor"), and General Nutrition Corporation, a Pennsylvania corporation (hereinafter the "Licensee").

         WHEREAS, Licensor possesses certain valuable confidential and proprietary technical know-how, expertise and other information useful in the manufacture of certain product compositions set forth on Exhibit A, attached hereto and incorporated herein.

         WHEREAS, Licensee desires to obtain, and Licensor desires to grant, a limited right and license, under the terms of this Agreement, to use certain Technical Information (as hereinafter defined) only to manufacture Products (as hereinafter defined) solely within the Protected Business (as defined in that certain Purchase Agreement, dated as of October 16, 2003, among Royal Numico N.V., Numico USA, Inc. and Apollo GNC Holding, Inc., as amended (the "Purchase Agreement")).

         WHEREAS, this Agreement is made pursuant to and is subject to the terms and conditions of the Purchase Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS

         1.1 As used in this Agreement, the capitalized terms set forth herein shall have the following meanings:

                  (a) "PRODUCTS" means those certain products to be manufactured by Licensee pursuant to certain separate patent rights obtained from Licensor as of the date hereof.

                  (b) "TECHNICAL INFORMATION" means all of Licensor's proprietary and confidential information , including without limitation engineering, scientific and practical information and formulas, manufacturing procedures, know-how, expertise and specifications, used in or related to the product compositions on Exhibit A manufactured pursuant to certain separate patent rights obtained from Licensor as of the date hereof, as such product compositions currently exist on the Effective Date.

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                  (c)      "TERM" means the term of this Agreement as further
         defined in Article 6 below.

         1.2 Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Purchase Agreement.

2.       LICENSE GRANT

         2.1 Licensor hereby grants to Licensee, subject to the terms and conditions of this Agreement, a limited, personal, non-exclusive, royalty-free right and license, without the right to sublicense, except as specifically set forth in Section 2.2 and 2.4, to use the Technical Information only to manufacture Products solely within the Protected Business.

         2.2 The right and license granted to Licensee is personal to Licensee. Licensee shall not at any time: (a) sublicense such right, or assign or transfer such right and license granted herein to any Person, except an Affiliate of Licensee, without the prior written consent of Licensor; nor (b) permit any Lien upon such right and license. Notwithstanding the foregoing, this Agreement shall be assignable as of right with any transfer of substantially all the assets and the entire business associated therewith of the Licensee provided that: (i) Licensee is in full compliance with all of the terms and conditions of this Agreement; (ii) the acquiror of such assets and business agrees in writing to assume all obligations of Licensee under this Agreement pursuant to an instrument in form and substance reasonably satisfactory to Licensor; and (iii) Licensee gives Licensor prior written notice of such transfer and the identity of such acquiror. Any attempted assignment or other transfer in contravention of this Section 2.2 shall be void and ineffective.

         2.3 Licensee shall restrict its use of the Technical Information for Products within the Protected Business only and covenants not to use the Technical Information for Products or any other purpose outside the Protected Business.

         2.4 Notwithstanding anything to the contrary in this Agreement, Licensee agrees to accept the right and license granted in this Article 2 subject to any licenses or other rights of third parties under agreements executed by Licensor prior or subsequent to the date of this Agreement.

         2.5 In the event Licensee desires to contract with a third party to manufacture the Products using the licensed Technical Information, Licensee shall immediately notify Licensor and identify such third party. The third party shall execute a written agreement, including terms no less restrictive than the terms of this Agreement. Such written agreement shall be subject to Licensor's approval prior to: its execution by such third party; any disclosure of Technical Information to such third party; and manufacturing of any Products by such third party.

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3.       DISCLOSURE OF TECHNICAL INFORMATION

         3.1 Licensor will make a single disclosure of all written Technical Information to Licensee within forty-five (45) days after the Effective Date.

         3.2 Licensor will make its representatives with knowledge of the Technical Information available for an in-person meeting or teleconference with designated representatives of Licensee in order to disclose Technical Information not in written form within three (3) months of the Effective Date; provided that such meeting takes place at a mutually agreeable date and time and if in-person in a location designated by Licensor in Wageningen, Holland.

4.       CONFIDENTIALITY

         4.1 Licensee shall treat and maintain all Technical Information as confidential and proprietary, regardless if such Technical Information has been marked or otherwise identified as confidential. All such Technical Information is and shall remain the exclusive property of Licensor. Licensee shall not disclose such Technical Information to any third party other than as expressly permitted in this Agreement.

         4.2 Upon receiving Technical Information, Licensee shall keep such Technical Information in strict confidence using measures equal to those utilized by Licensee for safeguarding its own confidential and proprietary information, but in no event, less than commercially reasonable methods for protecting confidentiality, and shall use the Technical Information only for purposes expressly granted in this Agreement.

         4.3 Licensee shall be permitted to disclose the Technical Information to Licensee's employees, on a need to know basis and subject to the terms of this Agreement in order to exploit the right and license granted in this Agreement; provided that, Licensee's employees are aware of and expressly agree in a separate written instrument to comply with the terms of this Agreement. Licensee shall be responsible for its employees holding the Technical Information in trust and confidence.

         4.4 Within thirty (30) days after termination of this Agreement, Licensee shall surrender to Licensor, all Technical Information in any written, recorded or other tangible form, including without limitation, all notes, memoranda, software (in any version or form), notebooks, drawings, prototypes or models (including all copies thereof) related to or associated with the Technical Information, that are then in the possession or control of Licensee or any Affiliate of Licensee.

         4.5 Technical Information disclosed hereunder is not or will no longer be deemed to be confidential information for purposes of this Agreement if: (a) Licensee can demonstrate by written records prepared prior to the receipt of

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such Technical Information that Licensee was in possession of such Technical
Information before disclosure; (b) the Technical Information is or becomes publicly available through no fault of Licensee; (c) the Technical Information is lawfully obtained by Licensee from a third party under no obligation of confidentiality regarding such Technical Information; or (d) the Technical Information is designated in writing by Licensor as non-confidential.

         4.6 In the event that Licensee is or may be required by law or court order to disclose any Technical Information, Licensee shall: (a) provide to Licensor immediate written notice of the same; and (b) cooperate with Licensor to take all reasonable actions to prevent such disclosure, to limit the scope of same and to obtain protective orders to protect the confidentiality of such Technical Information, including, without limitation, filing motions and otherwise making appearances before the court.

         4.7 The obligations of confidentiality and use with respect to Technical Information under this Agreement shall survive termination of this Agreement.

5.       COSTS; EXPENSES AND TAXES

         5.1 Except as otherwise provided herein, each party shall bear its own costs and expenses incurred by it in performing its obligations hereunder.

         5.2 Each party shall be responsible for payment of any applicable sales, use and income taxes, including any privilege or excise taxes in the nature of sales or use taxes, and other similar charges imposed upon it by any jurisdiction arising from the performance of its obligations under this Agreement.

6.       TERM AND TERMINATION

         6.1 The Term of this Agreement shall run from the Effective Date of this Agreement and continue in full force and effect thereafter until terminated, as set forth herein below:

                  (a) Licensor shall have the right to terminate this Agreement without judicial resolution upon written notice to the other party of a material breach of any provision of this Agreement by such other party that is not cured within thirty (30) days after such notice.

                  (b) This Agreement shall be terminated immediately upon Licensor and Licensee reaching mutual agreement to so terminate this Agreement.

                  (c) Licensee may terminate this Agreement without cause upon thirty (30) days notice to Licensor.

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                  (d)      This Agreement shall automatically terminate, without
         requirement of notice, upon the occurrence of any of the following:

                           (i) any attempt by Licensee to assign or otherwise transfer any of the rights or interests in whole or in part, in or under this Agreement voluntarily or by operation of law to any other third party, except as otherwise expressly permitted herein; or

                           (ii)     a cessation by Licensee of all or
                  substantially all of its business; or

                           (iii) a petition in bankruptcy or reorganization is filed by Licensee under any applicable bankruptcy law now or hereafter in force or shall be filed against Licensee and not vacated or dismissed within sixty (60) days after such filing; or Licensee shall make an assignment for the benefit of its creditors, or a receiver, trustee, liquidator or custodian shall be appointed for all or a substantial part of Licensee's property, and the order of appointment is not vacated or dismissed within sixty (60) days after it is made; or all or any material portion of Licensee's property shall be sequestered, and the order of sequestration is not vacated or dismissed within sixty (60) days after it is entered; or Licensee shall generally fail or admit in writing its inability to pay its debts as such debts become due and payable.

         6.2 The following provisions of this Agreement shall survive termination: Articles 4, 5, 6, 7, 8 and 9; Sections 6.2, 6.3 and 6.4.

         6.3 The rights and remedies granted herein, and any other rights or remedies which the parties may have, either at law or in equity, are cumulative and not exclusive of others.

         6.4 Licensee agrees that monetary damages would not be a sufficient remedy for breach of the terms of this Agreement. In the event of any disclosure or other misappropriation of Technical Information in violation of this Agreement by Licensee, Licensor shall be entitled to all equitable remedies, including immediate injunctive and other equitable relief and to obtain an order, from a court of competent jurisdiction, restraining any further disclosure or misappropriation of such Technical Information without the necessity of proving damages or posting bond, and for further relief (including obtaining monetary damages and reasonable attorney's fees incurred in enforcing its rights hereunder) as may be appropriate under the circumstances. In addition, Licensee acknowledges that any Technical Information received from Licensor constitutes a "trade secret" of Licensor and, consequently, Licensor shall be

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entitled to all remedies therewith under any applicable state, territorial or other international law.

7.       LIMITATIONS OF WARRANTIES

         7.1 TECHNICAL INFORMATION IS PROVIDED "AS IS" WITH NO WARRANTIES OR REPRESENTATIONS OF ANY KIND, AND LICENSOR EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

8.       INDEMNIFICATION

         8.1 Licensee shall indemnify Licensor and its Affiliates and hold them harmless against all damages, costs, and expenses, including reasonable attorney's fees, arising or resulting from, Licensee using the Technical Information to manufacture Products or distributing or selling Products.

9.       LIMITATION OF LIABILITY

         9.1 Neither Licensor nor its Affiliates will be responsible for any injury to or death of persons, or damage to or destruction of materials, or other property, or for any other loss, damage, or injury of any kind whatsoever resulting from Licensee using the Technical Information to manufacture Products or distributing or selling Products.

10.      GENERAL PROVISIONS

         10.1 Under the terms of this Agreement, Licensor and Licensee are independent contractors. Neither party is an employee, agent, partner or representative of the other party. Nothing contained herein shall be deemed to create a joint venture relationship between the parties. Each party specifically acknowledges that it does not have authority to incur any obligations or responsibilities on behalf of the other party.

         10.2 All notices required or permitted to be given by one party to the other under this Agreement shall be sufficient if sent by certified mail, return receipt requested, by a nationally recognized courier or by hand delivery to the parties at the respective addresses set forth below or to such other address as the party to receive the notice has designated by notice to the other party:

Licensor:                                  Licensee:
N.V. Nutricia                              General Nutrition Corporation
Bosrandweg 20                              300 Sixth Street
6704 PH Wageningen                         Pittsburgh, Pennsylvania 15222
Netherlands                                Fax No.______________________________

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Fax No._____________________________       Attn: _______________________________
Attn: ______________________________

         All notices shall be effective upon receipt or refusal of delivery by the party being notified. Either party may change its address, etc., by giving notice of such change as provided herein, provided that such notice is effective only on receipt.

         10.3 Licensee shall not use the name of the Licensor or its Affiliates in any advertising, marketing or sales activity without the prior written consent of Licensor. By entering into this Agreement, Licensor does not directly or indirectly endorse any Products and Licensee shall not state or imply that this Agreement constitutes any such endorsement by Licensor.

         10.4 No waiver of the terms and conditions of this Agreement, or the failure of either party to strictly enforce any such term or condition on one or more occasions, shall be construed as a waiver of the same or of any other term or condition of this Agreement on any other occasion.

         10.5 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to any principles of conflicts of laws. The parties hereby consent to the jurisdiction and venue of the United States district courts sitting in the State of New York and any courts of the State of New York in which any suit, action or proceeding is brought arising under this Agreement. The parties hereby waive any claim of forum non conveniens in any suit, action or proceeding brought in any of the above-mentioned courts. Licensor and Licensee agree that service of process in any such suit, action or proceeding shall be effective if in writing, delivered in any manner permitted in Section 10.2 hereof and actually received by the addressee.

         10.6 If any provision in this Agreement is held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the meaning of such provision shall be construed so as to render it enforceable to the extent feasible. If no feasible interpretation would save such provision, it shall be severed from this Agreement and the remainder of this Agreement shall remain in full force and effect. However, in the event such provision is considered an essential element of this Agreement, the parties shall promptly negotiate alternative, reasonably equivalent, enforceable terms.

         10.7 Licensee shall comply with all laws, rules and regulations applicable to the performance of its obligations hereunder, including, without limitation, all import/export laws, restrictions, controls and regulations relating to the Technical Information and/or Products.

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         10.8     Subject to the Purchase Agreement, the terms and conditions contained in this Agreement, including the attached Exhibit A, supersede all prior oral or written understandings between the parties with respect to the subject matter thereof, and constitutes the entire agreement of the parties with respect to such subject matter. All prior negotiations, representations, agreements, and understandings are merged into, extinguished by and completely expressed by this Agreement. Such terms and conditions shall not be modified or amended except by a writing signed by authorized representatives of both parties.

         10.9 This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. A signature page of this Agreement executed and transmitted via facsimile or electronic mail shall be deemed an original for all purposes.

         10.10 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted assigns and successors.

                                  [SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed below by their duly authorized representatives.

N.V. Nutricia                                 General Nutrition Corporation

By: /s/ Bert Moulet                           By: /s/ James Sander
    ---------------------------                   ------------------------------

Printed Name: Bert Moulet                     Printed Name: James Sander

Title: EVP                                    Title: VP

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

                                   EXHIBIT A

                         Licensor Product Compositions

   NO.               PRODUCT NAME
-------     ---------------------------------
1           Women's Ultra Mega Super VitaPak
2           Total Lean
3           Total Lean Plus
4           Chocolate diet
5           Red Core
6           Thermoburst
7           Diet Product
8           Preworkout
9           Liver Health
10          MegaMen
11          Women's Ultra Mega
12          Super VitaPaks
13          Resistance Plus
14          PSA Prostate Cancer Formula
15          Total Lean Oat MRP
16          Multitech/ Femfiber
17          H2O-Lean
18          Distance
19          Energel
20          Fuel powder
21          MegaMRP
22          Whey iso burst
23          MegaCreatine
24          Creatine clear
25          During
26          During RTD
27          Hydration powder
28          Creatine Burst
29          Precreatine
30          Pro Protein
31          New Bone Concept
32          Cognita
33          MemorAll

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